Unaudited Interim Condensed Financial Statements

Strategic Office Solutions, Inc.
dba Daegis

For the quarterly period ended March 31, 2010

Strategic Office Solutions, Inc.
dba Daegis

UNAUDITED CONDENSED BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2010	2009
CURRENT ASSETS
Cash	$4,205,758	$5,710,206
Accounts receivable	4,816,820	6,105,205
Prepaid expenses	386,359	202,420
State franchise and income tax receivable	16,405	21,186
Total current assets	9,425,342	12,039,017

PROPERTY AND EQUIPMENT, net	1,626,396	1,284,450

DEPOSITS	146,005	184,005

Total assets	$11,197,743	$13,507,472

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$312,464	$255,754
Accrued expenses	967,745	1,208,370
Current portion of long-term capital lease obligations	357,047	265,468
Current portion of deferred rent	8,670	49,992
Total current liabilities	1,645,926	1,779,584

LONG-TERM CAPITAL LEASE OBLIGATIONS	369,443	-

NONCURRENT PORTION OF DEFERRED RENT	161,403	119,114
Total liabilities	2,176,772	1,898,698

STOCKHOLDERS' EQUITY
Common stock	309,934	309,934
Additional paid-in capital	1,153,981	1,153,995
Retained earnings	7,557,056	10,144,845
Total stockholders' equity	9,020,971	11,608,774

Total liabilities and stockholders' equity	$11,197,743	$13,507,472

The accompanying notes are an integral part of these statements.

Strategic Office Solutions, Inc.
dba Daegis

UNAUDITED CONDENSED STATEMENTS OF INCOME

Three Months ended March 31,

	2010	2009
Sales, net	$4,754,903	$4,894,645

Cost of sales	742,969	793,661
Gross profit	4,011,934	4,100,984

Operating expenses
Salaries and wages	1,346,159	1,657,946
Payroll taxes	244,715	221,766
Employee benefits	293,702	230,156
Stock-based compensation	-	34,281
Outside services	58,414	59,670
Rent	205,353	235,585
Supplies	15,833	17,107
Utilities and telephone	170,407	143,261
Travel and entertainment	30,597	151,488
Office expense	56,976	48,988
Professional fees	74,957	128,868
Repairs and maintenance	28,469	35,023
Advertising/promotion	11,125	27,317
Taxes and licenses	80,685	133,969
Insurance	40,102	44,390
Other	12,414	7,681
Depreciation and amortization	192,987	128,535
Total operating expenses	2,862,895	3,306,031

Income from operations	1,149,039	794,953

Other income (expense)
Interest expense	(4,190)	(12,715)
Interest and other income	9,482	15,336
Total other income (expense)	5,292	2,621

Income before taxes	1,154,331	797,574

State income tax expense	207,596	88,076

NET INCOME	$946,735	$709,498

The accompanying notes are an integral part of these statements.

Strategic Office Solutions, Inc.
dba Daegis

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

Three Months ended March 31,

	2010	2009
Cash flows from operating activities:
Net income	$946,735	$709,498
Items not requiring the use of cash:
Depreciation and amortization	192,987	128,535
Stock compensation expense	-	34,281
Changes in assets and liabilities:
Accounts receivable	1,288,385	867,376
Prepaid expenses	(183,939)	(58,317)
State franchise and income tax receivable	4,781	21,276
Deposits	38,000	(8,385)
Accounts payable	56,710	244,120
Accrued expenses	(240,626)	252,512
Deferred rent expense	967	134,628
Net cash provided by operating activities	2,104,000	2,325,524

Cash flows from investing activities:
Purchase of property and equipment	(6,584)	(115,869)

Net cash used in investing activities	(6,584)	(115,869)

Cash flows from financing activities:
Payments on long-term capital lease obligations	(67,326)	(97,711)
Dividends paid	(3,534,538)	-

Net cash used in financing activities	(3,601,864)	(97,711)

INCREASE (DECREASE) IN CASH	(1,504,448)	2,111,944

Cash at beginning of period	5,710,206	2,013,314
Cash at end of period	$4,205,758	$4,125,258

Supplemental disclosure of cash flow information:
Non-cash acquisition of property and equipment	$528,348	$-
Cash paid during the period for:
Interest	$4,190	$12,715
State franchise and income tax	$207,596	$88,076

The accompanying notes are an integral part of these statements.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

March 31, 2010

NOTE A - ORGANIZATION

Strategic Office Solutions, Inc., an S-Corporation, was incorporated in 1999 to operate as a service bureau, providing time-sensitive document management services and finding cost-effective means by which their customers can meet their information management needs. The Company is headquartered in San Francisco, California, and principally provides litigation support services for attorneys and large corporations. As of August 21, 2006, Strategic Office Solutions, Inc. began doing business as Daegis.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Basis of Accounting

The Company’s financial records are maintained on the accrual basis of accounting. Revenues are recognized in the accounting period in which they are earned and become measurable; and expenses are recognized in the period incurred.

2. Revenue Recognition

The Company recognizes revenue as services are performed.

Various states impose a sales tax of 5.0% to 9.5% on all sales to in-state consumers. The Company collects that sales tax from customers and remits it to the various states. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and operating expenses.

3. Cash and Cash Equivalents

The Company considers all short-term investments with original maturities of ninety days or less to be cash equivalents.

4. Accounts Receivable

The majority of the Company’s accounts receivable are due from law firms or companies involved in litigation. The Company does not require collateral from its customers to secure accounts receivable and generally requires payment in thirty days. The Company evaluates the collectability of its accounts receivable and writes off any amounts that are determined to be uncollectible.

5. Property and Depreciation

Property and equipment are recorded at cost and depreciated using the straight-line and declining-balance methods over estimated useful lives of three to seven years.

6. Accounting for Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with accounting guidance requiring recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. Accordingly, the Company evaluates asset recoverability at each balance sheet date or when an event occurs that may impair recoverability of an asset. No impairment was recorded in 2010 or 2009.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS - CONTINUED

March 31, 2010

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

7. Advertising Costs

The Company’s policy is to expense advertising costs as incurred. Advertising expenses for the three month periods ended March 31, 2010 and 2009 were $11,125 and $27,317, respectively.

8. Compensated Absences

It is the Company’s policy to permit employees to accumulate earned but unused vacation, which will be paid to employees upon separation from the Company’s service. The cost of vacation is recorded in the period earned.

9. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10. Income Taxes

The Company elected to be taxed as an S-Corporation as of May 7, 1999. Income tax effects resulting from the Company’s operations pass through to the stockholders; and accordingly, no provision for income taxes is included in the financial statements. It is the Company’s policy to declare and pay dividends to its stockholders to assist them in funding their income tax payments as a result of the S-Corporation election.

On January 1, 2009, the Company adopted accounting guidance related to accounting for uncertainty in income taxes, which required the recognition of uncertain tax positions taken or expected to be taken in a tax return when it is “more likely than not” to be sustained upon examination by tax authorities. This assessment assumes that tax authorities evaluate the technical merits of transactions individually with full knowledge of all facts and circumstances surrounding the issue. A recognized tax position is recorded in the financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority. Changes in judgment resulting in subsequent recognition, de-recognition, or adjusted measurement of a tax position taken in a prior annual period, including any related interest and penalties, are recognized as discrete items during the period in which the change occurs.

The adoption of the new accounting guidance related to accounting for uncertainty in income taxes did not have an impact on the financial statements, as all position taken on prior year income tax returns were deemed highly certain. The Company did not have a liability for unrecognized tax benefits upon adoption of the guidance or as of March 31, 2010.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS - CONTINUED

March 31, 2010

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

10. Income Taxes - Continued

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits. As of March 31, 2010, the Company did not have any unrecognized tax benefits; therefore, the Company did not have any interest or penalties expense related to unrecognized tax benefits for three months ended March 31, 2010. The Company is unaware of information concerning any tax positions for which a material change in the unrecognized tax benefit or liability is reasonably possible within the next twelve months. The Company files income tax returns in the United States. The Company is no longer subject to United States federal income tax examinations for years before 2006. The Company files federal and various state income tax returns and is no longer subject to federal income tax examinations for years before 2006 or state income tax examinations for years before 2005.

11. Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and accounts receivable.

The Company maintains, at times, a cash balance at a single financial institution in excess of the $250,000 limit insured by the Federal Deposit Insurance Corporation.

The Company considers accounts receivable to be fully collectible, and no allowance for bad debts has been recorded.

As of March 31, 2010 and December 31, 2009, 51% of accounts receivable was due from four customers, and 58% of accounts receivable was due from three customers, respectively.

For the three months ended March 31, 2010 and 2009, sales to two customers comprised 50%, and sales to six customers comprised 70% of sales revenue, respectively.

12. Recently Issued Accounting Standards

The Financial Accounting Standards Board (“FASB”) has established the Accounting Standards CodificationTM (“Codification” or “ASC”) as the single source of authoritative GAAP recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. GAAP is not intended to be changed as a result of the FASB’s Codification project, but it will change the way the guidance is organized and presented. As a result, these changes will have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the Codification in these financial statements by providing a plain English approach when describing any new or updated authoritative guidance.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS - CONTINUED

March 31, 2010

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

12. Recently Issued Accounting Standards - Continued

In May 2009, the FASB issued general standards for the accounting and reporting of subsequent events that occur between the balance sheet date and issuance of financial statements. Issuers will be required to recognize the effects, if material, of subsequent events in the financial statements if the subsequent event provides additional evidence about conditions that existed as of the balance sheet date. The issuer must also disclose the date through which subsequent events have been evaluated and the nature of any non-recognized subsequent events. Non-recognized subsequent events include events that provide evidence about conditions that did not exist as of the balance sheet date, but which are of such a nature that they must be disclosed to keep the financial statements from being misleading. These new standards became effective for financial reporting periods ending after June 15, 2009. The adoption has had no material effect on the Company’s consolidated financial statements. The Company evaluated subsequent events through September 7, 2010, the date the financial statements were issued.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at March 31, 2010 and December 31, 2009:

	March 31,	December, 31,
	2010	2009
Computer equipment	$3,648,764	$3,115,033
Computer software	668,602	668,602
Office equipment	231,657	230,455
Leasehold improvements	324,663	324,663

Total property and equipment	4,873,686	4,338,753
Less accumulated depreciation	3,247,290	3,054,303

	$1,626,396	$1,284,450

Depreciation expense was $192,987 and $128,535 for the three months ended March 31, 2010 and 2009, respectively.

NOTE D - LINE OF CREDIT

The Company had a $1,000,000 revolving line of credit with a bank secured by accounts receivable, inventory, equipment, and intangibles which expired in April 2010. The line of credit was due on demand, and there were no amounts outstanding as of March 31, 2010. Interest was at prime plus 0.75% and was 3.25% as of March 31, 2010. The line of credit had certain financial covenants which the Company was in compliance with at March 31, 2010. The line of credit was guaranteed by certain shareholders of the Company.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS - CONTINUED

March 31, 2010

NOTE E - LONG-TERM CAPITAL LEASE OBLIGATIONS

The Company leases equipment and software under capital leases expiring in various years through 2013. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated using straight-line and declining-balance methods over the life of the capital lease or the estimated life whichever is shorter. Equipment and software serve as collateral for capital lease obligations.

The following is a summary of equipment under capital leases at March 31, 2010 and December 31, 2009:

	March 31,	December 31,
	2010	2009
Equipment and software	$1,430,689	$1,028,898
Less accumulated depreciation	750,299	781,617

Equipment, net	$680,390	$247,281

Years Ending December 31,	Amount
Remainder of 2010	$353,573
2011	219,754
2012	219,754
2013	18,313
Total minimum lease payments	811,394
Less amount representing interest	(84,904)
Present value of minimum lease payments	726,490
Less current portion	(357,047)
Long-term portion	$369,443

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS - CONTINUED

March 31, 2010

NOTE F - STOCK OPTIONS

The Company adopted a stock option plan in 2001. Effective February 1, 2008, the Company amended the plan to increase the shares of common stock reserved from 5,650,000 to 8,750,000 shares. The Company may issue incentive stock options to officers, directors, and key employees as defined under current tax laws and non-qualified stock options to non-employees of the Company. The option price, number of shares, and grant date are determined at the discretion of the Company’s Board of Directors. Currently, options for approximately 8.1 million shares of common stock have been issued under this plan. The options are either exercisable in two equal installments, with the first installment becoming exercisable on the date of the grant of the options, or they are fully exercisable on the date of the grant of the options. The options have expiration dates of five and ten years from the dates of the grant of the options. Accounting guidance related to Share-Based Payment requires stock option plans to be accounted for using the Fair-Value-Based Method.

Under the accounting guidance, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized over the stated vesting period. The Company uses the Black-Scholes option-pricing model to estimate the fair value of employee stock-based compensation at the date of grant, which requires the use of accounting judgment and financial estimates. The expected life of the options used in this calculation is the period of time the options are expected to be outstanding, and is determined by the simplified method which states, “The midpoint of the average vesting period and contractual life is an acceptable expected life assumption.” Expected stock volatility is based on the median historical volatility of comparable guideline public companies. Expected option exercises, the period of time the options are held, forfeitures, employee terminations and other criteria are based on previous experiences. The risk-free rates for periods within the contractual life of the options are based on United States Treasury Note rates in effect at the time of the grant for the period equal to the expected life. Application of alternative assumptions could produce significantly different estimates of the fair value of stock-based compensation and consequently, the

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS - CONTINUED

March 31, 2010

NOTE F - STOCK OPTIONS - Continued

related amounts recognized in the Statements of Income. In December 2007, accounting guidance was issued which extends the use of the “simplified” method for those companies that conclude that it is not reasonable to base its estimate of expected life of options on its historical share option exercise experience. The Company uses the “simplified” method for all estimations of stock option compensation expense due to insufficient historical exercise data and changes in the terms of the share option grants.

There were no stock options granted in 2009 or the first three months of 2010.

A summary of the activity under the stock option plan and related information is presented below:

	March 31, 2010
		Weighted
	Number	Average
	of Shares	Exercise
	(Options)	Price
Balance at beginning of period	4,149,979	$0.64
Options granted	-	-
Options forfeited	-	-
Options exercised	-	-

Balance at end of period	4,149,979	$0.64

Exercisable at end of period	4,149,979	$0.64

As of March 31, 2010, the total compensation cost related to unvested stock-based awards granted to employees under the Company’s stock option plan but not yet recognized was $0. If all stock options were exercised, there would be no significant change in ownership percentages to the majority shareholders.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS - CONTINUED

March 31, 2010

NOTE F - STOCK OPTIONS - Continued

A summary of the Company’s nonvested stock option activity for the period ended March 31, 2010 is as follows:

March 31, 2010
	Number	Weighted
	of Shares	Average
	(Options)	Fair Value
Nonvested at beginning of period	409,642	$0.32
Granted	-	-
Vested	(409,642)	0.32
Forfeited	-	-

Nonvested at end of period	-	-

NOTE G- 401(k) PLAN

The Company has a 401(k) plan effective January 2003. The plan is available to all employees who have met certain service requirements. On October 15, 2007, the Company amended the plan to change employer contributions from discretionary to 100% of the first 3% of participants’ contributions and 50% of the next 2% of participants’ contributions. The Company’s contributions were $53,735 and $50,095 for the three months ended March 31, 2010 and 2009, respectively.

NOTE H – SUBSEQUENT EVENT

On June 29, 2010 the Company sold all of its issued and outstanding shares of common stock to Unify Corporation for approximately $37.4 million. Shareholders of the Company received $24.0 million in cash, 2,085,714 shares of Unify Corporation common stock, and convertible notes totaling $6.2 million. The notes are convertible for a total of 1,771,428 shares of Unify Corporation common stock.